Exhibit 99.1

CMS Energy Announces Strong Third Quarter Results, Raises 2025 Adjusted EPS, Initiates 2026 Guidance

JACKSON, Mich., Oct. 30, 2025 – CMS Energy announced today reported earnings per share of $0.92 for the third quarter of 2025, compared to $0.84 per share for 2024. The company’s adjusted earnings per share for the third quarter were $0.93, compared to $0.84 per share for the same quarter in 2024. For the first nine months of the year, the company reported $2.59 per share compared to $2.45 per share for the same timeframe in 2024. The company’s adjusted earnings per share on a year-to-date basis were $2.66 in 2025, compared to $2.47 in 2024, largely due to constructive regulatory outcomes and favorable weather.

CMS Energy raised its 2025 adjusted earnings guidance to $3.56 to $3.60 per share from $3.54 to $3.60 per share* (*See below for important information about non-GAAP measures). The company also initiated 2026 adjusted earnings guidance of $3.80 to $3.87 per share and reaffirmed its long-term adjusted EPS growth of 6 to 8 percent, with continued confidence toward the high end.

“CMS Energy continues to build on its strong track record of constructive regulatory outcomes, as demonstrated by recent orders in our natural gas rate case and Renewable Energy Plan filing,” said Garrick Rochow, President and CEO of CMS Energy and Consumers Energy. “With a clear plan for long-term customer value and earnings growth, the company is well positioned to achieve our operational and financial goals for all stakeholders.”

CMS Energy (NYSE: CMS) is a Michigan-based energy provider featuring Consumers Energy as its primary business. It also owns and operates independent power generation businesses.

# # #

CMS Energy will hold a webcast to discuss its 2025 third quarter results and provide a business and financial outlook on Thursday, October 30 at 9:30 a.m. (EDT). To participate in the webcast, go to CMS Energy’s homepage (cmsenergy.com) and select “Events and Presentations.”

Important information for investors about non-GAAP measures and other disclosures.

This news release contains non-Generally Accepted Accounting Principles (non-GAAP) measures, such as adjusted earnings. All references to net income refer to net income available to common stockholders and references to earnings per share are on a diluted basis. Adjustments could include items such as discontinued operations, asset sales, impairments, restructuring costs, business optimization initiative, major enterprise resource planning software implementations, changes in accounting principles, voluntary separation program, changes in federal and state tax policy, regulatory items from prior years, unrealized gains or losses from mark-to-market adjustments, recognized in net income related to NorthStar Clean Energy's interest expense, or other items. Management views adjusted earnings as a key measure of the company's present operating financial performance and uses adjusted earnings for external communications with analysts and investors. Internally, the company uses adjusted earnings to measure and assess performance. Because the company is not able to estimate the impact of specific line items, which have the potential to significantly impact, favorably or unfavorably, the company's reported earnings in future periods, the company is not providing reported earnings guidance nor is it providing a reconciliation for the comparable future period earnings. The company's adjusted earnings should be considered supplemental information to assist in understanding our business results, rather than as a substitute for the reported earnings.

This news release contains "forward-looking statements." The forward-looking statements are subject to risks and uncertainties that could cause CMS Energy's and Consumers Energy's results to differ materially. All forward-looking statements should be considered in the context of the risk and other factors detailed from time to time in CMS Energy's and Consumers Energy's Securities and Exchange Commission filings.

Investors and others should note that CMS Energy routinely posts important information on its website and considers the Investor Relations section, www.cmsenergy.com/investor-relations, a channel of distribution.

Media Contacts: Katie Carey, 517/740-1739

Investment Analyst Contact: Travis Uphaus, 517/817-9241

CMS ENERGY CORPORATION

Consolidated Statements of Income

(Unaudited)

	In Millions, Except Per Share Amounts
	Three Months Ended		Nine Months Ended
	9/30/25	9/30/24	9/30/25	9/30/24
Operating revenue	$2,021	$1,743	$6,306	$5,526

Operating expenses	1,540	1,376	5,014	4,464

Operating Income	481	367	1,292	1,062

Other income	62	84	249	283

Interest charges	203	178	588	528

Income Before Income Taxes	340	273	953	817

Income tax expense	68	26	193	125

Net Income	272	247	760	692

Loss attributable to noncontrolling interests	(5)	(6)	(22)	(46)

Net Income Attributable to CMS Energy	277	253	782	738

Preferred stock dividends	2	2	7	7

Net Income Available to Common Stockholders	$275	$251	$775	$731

Diluted Earnings Per Average Common Share	$0.92	$0.84	$2.59	$2.45

CMS ENERGY CORPORATION

Summarized Consolidated Balance Sheets

(Unaudited)

	In Millions
	As of
	9/30/25	12/31/24
Assets
Current assets
Cash and cash equivalents	$362	$103
Restricted cash and cash equivalents	70	75
Other current assets	2,313	2,612
Total current assets	2,745	2,790
Non-current assets
Plant, property, and equipment	29,690	27,461
Other non-current assets	5,573	5,669
Total Assets	$38,008	$35,920

Liabilities and Equity
Current liabilities (1)	$1,890	$2,261
Non-current liabilities (1)	8,614	8,345
Capitalization
Debt and finance leases (excluding securitization debt) (2)	17,473	15,866
Preferred stock and securities	224	224
Noncontrolling interests	567	518
Common stockholders' equity	8,640	8,006
Total capitalization (excluding securitization debt)	26,904	24,614
Securitization debt (2)	600	700
Total Liabilities and Equity	$38,008	$35,920

(1)	Excludes debt and finance leases.

(2)	Includes current and non-current portions.

CMS ENERGY CORPORATION

Summarized Consolidated Statements of Cash Flows

(Unaudited)

	In Millions
	Nine Months Ended
	9/30/25	9/30/24
Beginning of Period Cash and Cash Equivalents, Including Restricted Amounts	$178	$248

Net cash provided by operating activities	1,757	1,967
Net cash used in investing activities	(2,926)	(2,101)
Cash flows from operating and investing activities	(1,169)	(134)
Net cash provided by financing activities	1,423	353

Total Cash Flows	$254	$219

End of Period Cash and Cash Equivalents, Including Restricted Amounts	$432	$467

CMS ENERGY CORPORATION

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income

(Unaudited)

	In Millions, Except Per Share Amounts
	Three Months Ended		Nine Months Ended
	9/30/25	9/30/24	9/30/25	9/30/24
Net Income Available to Common Stockholders	$275	$251	$775	$731
Reconciling items:
Other exclusions from adjusted earnings**	6	*	14	6
Tax impact	(2)	(*)	(4)	(1)
State tax policy change	-	-	12	-
Voluntary separation program	-	-	-	*
Tax impact	-	-	-	(*)

Adjusted net income – non-GAAP	$279	$251	$797	$736

Average Common Shares Outstanding - Diluted	300.4	298.8	299.4	298.2

Diluted Earnings Per Average Common Share
Reported net income per share	$0.92	$0.84	$2.59	$2.45
Reconciling items:
Other exclusions from adjusted earnings**	0.02	*	0.04	0.02
Tax impact	(0.01)	(*)	(0.01)	(*)
State tax policy change	-	-	0.04	-
Voluntary separation program	-	-	-	*
Tax impact	-	-	-	(*)

Adjusted net income per share – non-GAAP	$0.93	$0.84	$2.66	$2.47

*	Less than $0.5 million or $0.01 per share.
**	Includes restructuring costs and business optimization initiative.

Management views adjusted (non-Generally Accepted Accounting Principles) earnings as a key measure of the Company's present operating financial performance and uses adjusted earnings for external communications with analysts and investors.  Internally, the Company uses adjusted earnings to measure and assess performance.  Adjustments could include items such as discontinued operations, asset sales, impairments, restructuring costs, business optimization initiative, major enterprise resource planning software implementations, changes in accounting principles, voluntary separation program, changes in federal and state tax policy, regulatory items from prior years, unrealized gains or losses from mark-to-market adjustments, recognized in net income related to NorthStar Clean Energy's interest expense, or other items.  The adjusted earnings should be considered supplemental information to assist in understanding our business results, rather than as a substitute for reported earnings.